                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          Schering-Plough Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          Schering-Plough Corporation
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                    [LOGO]

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 1995
                               ------------------

     The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 25, 1995, at 2:00 p.m. to:

     (1)  Elect five directors for terms of three years;

     (2) Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 1995; and

     (3)  Transact such other business as may properly come before the meeting.

     Only holders of record of Common Shares at the close of business on March 3, 1995 will be entitled to vote at the meeting, or any adjournment or postponement thereof.

                                                       KEVIN A. QUINN
                                                            Secretary
Madison, New Jersey
March 24, 1995

                                   IMPORTANT

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                          Schering-Plough Corporation
                               One Giralda Farms
                         Madison, New Jersey 07940-1000

                                                                  March 24, 1995

                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schering-Plough Corporation (the "Corporation") for use at its Annual Meeting of Shareholders on April 25, 1995 and any adjournments or postponements thereof. Shares represented at the meeting by the enclosed proxy will be voted in accordance with any directions noted thereon. A shareholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Corporation. Attendance at the meeting by a shareholder who has given a proxy will not have the effect of revoking it unless the shareholder gives written notice of revocation to the Secretary before the proxy is voted or votes the shares subject to the proxy by written ballot. The Corporation has retained Kissel-Blake Inc. to solicit proxies for a fee of $13,000, plus reasonable out-of-pocket expenses. Solicitation of proxies will be undertaken through the mail, in person and by telecommunications and may include solicitation by officers and employees of the Corporation. Costs of solicitation will be borne by the Corporation.

     As of January 31, 1995, the Corporation had outstanding and entitled to vote at the Annual Meeting 186,057,622 Common Shares, par value $1 per share ("Common Shares"). Each such share is entitled to one vote, and only holders of record of Common Shares as of the close of business on March 3, 1995 will be entitled to vote at the meeting.

     The Annual Report of the Corporation for 1994, including financial statements for the year ended December 31, 1994, was mailed commencing on or about March 6, 1995 to all shareholders of record as of the close of business on March 3, 1995. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about March 24, 1995.

                             ELECTION OF DIRECTORS

     PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

     Pursuant to the Corporation's Certificate of Incorporation, the Board of Directors is divided into three classes, the terms of which expire successively over a three-year period. At each Annual Meeting of Shareholders, successors to directors whose terms expire at that meeting shall be elected for three-year terms. Five directors are to be elected at this Annual Meeting of Shareholders to hold office for a term of three years expiring at the 1998 Annual Meeting of Shareholders and until successors shall have been elected and qualified. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be included in determining the number of votes cast.

     Certain information is given below for each nominee for director, and for each director whose term of office will continue after the Annual Meeting. All of the nominees are presently directors and were previously elected by the shareholders.

                             NOMINEES FOR DIRECTOR
                              TERM TO EXPIRE 1998

NOMINEE AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
- -----------------    ------------------------------------------------------------------------
- -----------------    Executive vice president (administration) of the Corporation. Mr.
     [PHOTO]           D'Andrade, 56, joined the Corporation as senior vice president
- -----------------      (administration) in February 1981, assuming his present position in
                       January 1984. Mr. D'Andrade is a director of AutoImmune Inc. and the
HUGH A. D'ANDRADE      Biotechnology Industry Organization. He also serves as a trustee of
      1984             Drew University and as a member of the Board of Visitors of Columbia
                       University School of Law.

- -----------------    President and chief operating officer of the Corporation. Mr. Kogan, 53,
     [PHOTO]           joined the Corporation as executive vice president (pharmaceutical
- -----------------      operations) in April 1982, assuming his present position in January
                       1986. Mr. Kogan is a trustee of Atlantic Mutual Insurance Company, and
RICHARD J. KOGAN       a director of Atlantic Reinsurance Company, Centennial Insurance
      1982             Company, National Westminster Bancorp Inc., General Signal
                       Corporation, and Pharmaceutical Research and Manufacturers of America.
                       He also serves on the Board of St. Barnabas Medical Center and on the
                       Board of Overseers of the Stern School of Business at New York
                       University.

NOMINEE AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
- -----------------    ------------------------------------------------------------------------
- -----------------    Chairman, president and chief executive officer of ASARCO Incorporated
    [PHOTO]            (non-ferrous metals producer). Mr. Osborne, 61, has served ASARCO in
- -----------------      various executive capacities since 1975. He was elected president of
                       ASARCO in 1982, and assumed the additional position of chairman and
  RICHARD DE J.        chief executive officer in 1985. Mr. Osborne is a director of the
      OSBORNE          Continental Corporation, chairman and a director of the American
      1988             Mining Congress and the Copper Development Association, and a director of the Americas Society, the Council of the Americas, the United
                       States Chamber of Commerce, and the International Copper Association.
                       Mr. Osborne is president and a director of the American-Australian
                       Association and a member of the Council on Foreign Relations, the
                       Economic Club of New York, and the Conference Board.

- -----------------    Chairman emeritus of Merrill Lynch & Co., Inc. (securities and
     [PHOTO]           investment banking). Mr. Schreyer, 67, served as chairman of the board
- -----------------      of Merrill Lynch from April 1985 through June 1993 and chief executive officer from July 1984 through April 1992. Mr. Schreyer is currently a
   WILLIAM A.          director of Callaway Golf Company, Deere & Company, True North
     SCHREYER          Communications Inc. and Willis Corroon Group, plc, and Chairman of the
      1986             Board of Trustees of Pennsylvania State University. His other professional, civic and international affiliations include the Center for Strategic and International Studies, The Enterprise Foundation and
                       the George Bush Presidential Library Foundation.

- -----------------    Former chairman and chief executive officer of Borden, Inc. (a worldwide
     [PHOTO]           producer of foods, non-food consumer products, and packaging and
- -----------------      industrial products). Mr. Ventres, 70, was executive vice president of
                       Borden and president of its Chemical Division from July 1983 until
  R. J. VENTRES        July 1985, when he became president and chief operating officer and a
      1989             director. He was chief executive officer from November 1986 to
                       November 1991, and chairman from February 1987 until his retirement in
                       March 1992. Mr. Ventres is a director of Banc One Corporation and
                       Marsh & McLennan Companies, Inc., and a trustee of St. Clare's
                       Hospital and Health Center.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 1996

DIRECTOR AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
- -----------------    ------------------------------------------------------------------------
- -----------------    Chairman and chief executive officer of Deere & Company (a manufacturer
    [PHOTO]            of mobile power machinery and a supplier of financial and health care
- -----------------      services). Mr. Becherer, 59, has been associated with Deere & Company since 1962. He was elected president and chief operating officer of
HANS W. BECHERER       Deere & Company in 1987, president and chief executive officer in
      1989             1989, and chairman and chief executive officer in May 1990. Mr.
                       Becherer is a member of the board of directors of AlliedSignal Inc., and a member of the Chase Manhattan Bank International Advisory
                       Committee. He serves on the board of trustees of the Committee for
                       Economic Development, and is a member of the Business Council, the
                       Business Roundtable, the Conference Board and the Council on Foreign
                       Relations.

- -----------------    Nancy R. McPherson Professor of Business Administration, Harvard
     [PHOTO]           Business School since 1971. Professor Herzlinger, 51, is a director of
- -----------------      C.R. Bard, Inc., Deere & Company, Manor Care Inc. and Salick Health
                       Care, Inc. and also serves on the board of privately held companies
    REGINA E.          and non-profit organizations, including the Visiting Committee for
    HERZLINGER         Sponsored Research of the MIT Corporation and the Audit Committee of
      1992             the town of Belmont, Massachusetts.

- -----------------    Chairman and chief executive officer of The Great Atlantic & Pacific Tea
     [PHOTO]           Company, Inc. ("A&P") (supermarkets). Mr. Wood, 65, has held this
- -----------------      office since 1980. From 1988 to 1993 and at other times since 1980, he also served as president of A&P. He is a member of the board of
   JAMES WOOD          directors of the Food Marketing Institute, ASARCO Incorporated, and
      1987             the United States Committee for UNICEF, and a member of the board of governors of World USO.

- -----------------    Chairman of the executive board of NV Koninklijke KNP BT (producer of
     [PHOTO]           paper, board and packaging products; and distributor of graphic paper,
- -----------------      graphic and information systems and office products). Mr. van Oordt,
                       58, joined Buhrmann-Tetterode (BT) in May 1989 as a member of the
 ROBERT F.W. VAN       board of managing directors and was appointed president and chief
       OORDT           executive officer in January 1990. Mr. van Oordt assumed his current
      1992             position in March 1993 after the merger of KNP, BT and VRG, three leading Dutch based industrial corporations. Mr. van Oordt serves as the chairman of the Supervisory Board of Nokia/NKF Cable Industries,
                       is a member of the Council of International Advisers of the Swiss Bank
                       Corporation, a member of the Supervisory Board of the Swiss Bank
                       Corporation Nederland NV, and is honorary consul general for Finland in the Netherlands.

                         DIRECTORS CONTINUING IN OFFICE
                              TERM TO EXPIRE 1997

DIRECTOR AND YEAR
  FIRST ELECTED                                PRINCIPAL OCCUPATION
   A DIRECTOR                                 AND OTHER INFORMATION
- -----------------    ------------------------------------------------------------------------
- -----------------    Former president and director of Ingersoll-Rand Company (machinery and
    [PHOTO]            equipment manufacturer). Mr. Garfield, 67, served as vice chairman of
- -----------------      Ingersoll-Rand from 1974 to December 1980 and as president from
                       January 1981 until his retirement in June 1986. He is a director of
DAVID C. GARFIELD      ASARCO Incorporated, chairman emeritus of the Board of Overseers of
      1975             the Foundation at New Jersey Institute of Technology, and a governor of the Iowa State University Foundation.

- -----------------    Chairman and chief executive officer of the Corporation. Mr. Luciano,
     [PHOTO]           61, joined the Corporation as senior vice president (administration)
- -----------------      in July 1978, was executive vice president (pharmaceutical operations)
                       from July 1979 to September 1980, president and chief operating
ROBERT P. LUCIANO      officer to January 1982, and president and chief executive officer
      1978             until January 1984 when he assumed the additional office of chairman of the board. He is a director of C. R. Bard, Inc., Merrill Lynch &
                       Co., Inc., and AlliedSignal Inc.

- -----------------    Former chairman and chief executive officer of Stauffer Chemical
     [PHOTO]           Company. Mr. Morley was its chief executive officer from 1974 to 1985.
- -----------------      He was elected a director of the Corporation in January 1979, resigned in February 1985 and then rejoined the board in February 1987. Mr.
H. BARCLAY MORLEY      Morley, 65, is a director of The Bank of New York Company, Inc.,
      1979             American Maize-Products Co., and Champion International Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation has standing Finance and Audit, Executive Compensation and Organization, Nominating, and Pension Committees, each consisting exclusively of non-employee directors.

     The members of the Finance and Audit Committee are Hans W. Becherer, David
C. Garfield, H. Barclay Morley, Richard de J. Osborne, and Robert F. W. van Oordt. This Committee, which held five meetings in 1994, reviews and recommends to the Board dividend policies and actions; reviews corporate borrowing and investment activities; reviews internal audit activities; recommends to the Board the engagement of independent auditors; reviews the professional services to be rendered by the independent auditors, the scope of their audit, their fees, and the results of their engagement; reviews insurance and risk management activities; and oversees compliance with the Corporation's business conduct policy.

     The members of the Executive Compensation and Organization Committee are H. Barclay Morley, Richard de J. Osborne, William A. Schreyer, R. J. Ventres, and James Wood. This Committee, responsible for approving or recommending to the Board compensation, incentive awards, stock options, and benefit programs for officers and senior executives of the Corporation, held four meetings during 1994.

     The members of the Nominating Committee are Hans W. Becherer, H. Barclay Morley, William A. Schreyer, and Robert F. W. van Oordt. The Committee held one meeting in 1994. This Committee is responsible for reviewing and making recommendations to the Board with respect to the composition of the Board and the election and re-election of directors, and will consider shareholder recommendations for directors; such recommendations should be forwarded by the shareholder to the Secretary of the Corporation with biographical data about the recommended individual. The By-laws of the Corporation provide a formal procedure for nominations by shareholders of director candidates. A shareholder intending to make such a nomination is required to deliver to the Secretary of the Corporation, not less than 30 days prior to a meeting called to elect directors, a notice with the name, age, business and residence addresses and principal employment of, and number of shares of stock of the Corporation owned by, such nominee, such other information regarding the nominee as would be required in a proxy statement prepared in accordance with the proxy rules of the Securities and Exchange Commission, and a consent to serve, if elected, of the nominee. A nomination not made in accordance with this procedure would be void.

     The members of the Pension Committee are Regina E. Herzlinger, William A. Schreyer, R. J. Ventres, and James Wood. This Committee, which held three meetings in 1994, has general oversight responsibility for the investment of funds under the employee benefit plans of the Corporation, including establishing investment policies and reviewing the performance of managers and trustees for the plans.

BOARD MEETINGS AND ATTENDANCE OF DIRECTORS

     The Board of Directors held nine meetings in 1994. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they served as members.

DIRECTORS' COMPENSATION

     Employee directors receive no fees for services rendered in their capacity as directors. Non-employee directors receive an annual retainer of $39,000, a fee of $1,000 per meeting for each board and for each committee meeting attended, and a $1,000 per diem fee for special assignments. The chairman of each Committee receives an additional fee of $1,000 for each meeting. Directors may elect to defer until termination of service as a director all or a portion of such fees under a Deferred Compensation Plan. Amounts deferred are, at the director's election, valued as if invested in the Corporation's Common Shares or in a simple interest fund and are payable in cash in installments or in a lump sum.

     Upon their initial election or any re-election to the Board, non-employee directors are awarded Common Shares of the Corporation at the rate of 200 shares for each year (or portion thereof) of the term to which the director is elected. During 1994, Messrs. Garfield and Morley were each granted 600 shares.

     Directors who are not entitled to receive employee pension benefits from the Corporation or its subsidiaries are covered by a nonfunded pension plan under which an eligible director who retires at or after age 72 with at least five years' service, or because of sickness or disability with at least ten years' service, receives annually for life the annual retainer in effect at the time of his retirement. An eligible director who retires because of sickness or disability with at least five but less than ten years' service receives a proportionately reduced benefit.

LEGAL PROCEEDINGS

     In June 1994 a group of nine chain food stores that operate pharmacies commenced an action against three mail order pharmacies and 16 drug manufacturers in the United States District Court for the Northern District of Illinois. The complaint alleges price discrimination and a conspiracy to restrain trade by jointly refusing to sell prescription drugs at discounted prices to the plaintiffs, who seek treble damages in an unspecified amount and an injunction against the allegedly unlawful conduct. The Corporation is one of the defendants in this action, and A&P is one of the plaintiffs. Mr. Wood, a director, is chairman and chief executive officer of A&P. Mr. Wood does not participate in any review or deliberation by the Board of Directors relating to this action.

SECURITY OWNERSHIP

     The Corporation is not aware of any person who is the beneficial owner of more than five percent of the Corporation's outstanding Common Shares.

     Set forth below is information with respect to beneficial ownership of the Common Shares of the Corporation as of January 31, 1995 by each director, certain executive officers and by all directors and executive officers of the Corporation as a group:

                                                                                    NUMBER OF
                                       NAME                                         SHARES(A)
- ----------------------------------------------------------------------------------  ---------
Hans W. Becherer..................................................................      2,400
Donald R. Conklin.................................................................    116,070(b)(c)
Hugh A. D'Andrade.................................................................    108,725(b)
David C. Garfield.................................................................     18,600(c)
Regina E. Herzlinger..............................................................        900
Harold R. Hiser, Jr...............................................................    110,777(b)
Richard J. Kogan..................................................................    185,492(b)
Robert P. Luciano.................................................................    262,663(b)
H. Barclay Morley.................................................................      4,336
Richard de J. Osborne.............................................................      5,364
William A. Schreyer...............................................................      7,600
Robert F. W. van Oordt............................................................      1,300
R. J. Ventres.....................................................................      4,400
James Wood........................................................................     10,600
All directors and executive officers as a group including those above(25).........  1,089,903(b)(c)

- ---------------
(a) The total for each individual is less than 0.2%, and for the group is less than 0.6%, of the outstanding Common Shares of the Corporation (including shares which could be acquired within 60 days of January 31, 1995 through the exercise of outstanding options or the distribution of shares under the Corporation's Stock Incentive Plans). The information shown is based upon information furnished by the respective directors and executive officers.

(b) Includes shares which could be acquired within 60 days of January 31, 1995 through the exercise of employee stock options or the distribution of shares under the Corporation's Stock Incentive Plans as follows: Mr. Conklin (99,370); Mr. D'Andrade (86,590); Mr. Hiser (102,645); Mr. Kogan (159,600);
    Mr. Luciano (235,600); all directors and executive officers as a group (889,544).

(c) Does not include shares owned by family members and as to which beneficial ownership is disclaimed: Mr. Conklin, 400 shares; Mr. Garfield, 3,600 shares; one other executive officer, 1,735 shares.

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation of the five most highly compensated executive officers of the Corporation, including the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                                -----------------------------
                                                                                           AWARDS
                                               ANNUAL COMPENSATION              -----------------------------
                                    -----------------------------------------                      SECURITIES
     NAME AND PRINCIPAL                                        OTHER ANNUAL     RESTRICTED STOCK   UNDERLYING      ALL OTHER
          POSITION           YEAR     SALARY        BONUS     COMPENSATION(A)      AWARDS(B)        OPTIONS     COMPENSATION(C)
- ---------------------------- -----  -----------  -----------  ---------------   ----------------   ----------   ---------------
Robert P. Luciano........... 1994   $ 1,102,100  $ 1,172,000      $73,470          $1,550,250        44,000        $ 215,405
Chairman and Chief           1993     1,070,000      947,000       52,824           1,378,000        44,000          178,294
Executive Officer            1992       985,000      852,500       56,352           1,530,750        44,000          181,170
Richard J. Kogan............ 1994   $   768,000  $   598,500           --          $  954,000        30,000        $ 149,151
President and Chief          1993       735,000      551,000           --             848,000        30,000          125,484
Operating Officer            1992       680,000      498,000           --             942,000        30,000          118,564
Hugh A. D'Andrade........... 1994   $   514,625  $   364,500           --          $  477,000        10,890        $  96,810
Executive Vice President     1993       492,500      335,500           --             424,000        11,200           82,361
Administration               1992       460,000      306,000           --             471,000        10,600           83,035
Donald R. Conklin........... 1994   $   515,000  $   365,000           --          $  477,000        10,900        $  90,572
Executive Vice President     1993       492,500      326,000           --             424,000        11,200           80,364
HealthCare Products(d)       1992       460,000      297,000           --             471,000        10,500           75,637
Harold R. Hiser, Jr......... 1994   $   441,475  $   313,000           --          $  477,000         9,345        $  93,939
Executive Vice President     1993       422,500      288,000           --             424,000         9,500           75,576
Finance                      1992       390,000      259,500           --             471,000         9,000           80,395

- ---------------
(a) Includes non-cash compensation in the amount of $67,470 in 1994, $46,824 in 1993 and $50,362 in 1992 for transportation provided by the Corporation.

(b) Shares are distributable in five equal annual installments, and cash equivalent to the amount of all dividends on the Corporation's Common Shares is paid on all undistributed shares. In February 1994 restricted stock awards were granted to Mr. Luciano for 26,000 shares, to Mr. Kogan for 16,000 shares and to each of Messrs. D'Andrade, Conklin and Hiser for 8,000 shares. The vesting of such awards was subject to the attainment of a performance goal, which has been satisfied. See "Compensation Committee Report -- Equity-Based Compensation -- Restricted Stock Awards" on page 15. At December 31, 1994, the total number and value of undistributed shares for the named executive officers were: Mr. Luciano 52,000 shares ($3,848,000); Mr. Kogan 32,000 shares ($2,368,000); Mr. D'Andrade 16,000 shares ($1,184,000); Mr. Conklin 16,000 shares ($1,184,000); and Mr. Hiser 15,760 shares ($1,166,240).

(c) Consists of, respectively, contributions under the profit-sharing plans of the Corporation, and the cost of executive life and medical insurance: for 1994, Mr. Luciano ($165,315 and $50,090); Mr. Kogan ($115,200 and $33,951);
    Mr. D'Andrade ($77,194 and $19,616); Mr. Conklin ($77,250 and $13,322); and
    Mr. Hiser ($66,221 and $27,718); for 1993, Mr. Luciano ($160,500 and
    $17,794); Mr. Kogan ($110,250 and $15,234); Mr. D'Andrade ($73,875 and
    $8,486); Mr. Conklin ($73,875 and $6,489); and Mr. Hiser ($63,375 and
    $12,201); and for 1992, Mr. Luciano ($147,750 and $33,420); Mr. Kogan
    ($102,000 and $16,564); Mr. D'Andrade ($69,000 and $14,035); Mr. Conklin
    ($69,000 and $6,637); and Mr. Hiser ($58,500 and $21,895).

(d) Mr. Conklin served as Executive Vice President -- Pharmaceuticals from 1989 through August 1994, and as Executive Vice President -- HealthCare Products since September 1994.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Luciano has an agreement providing for his employment until December 31, 1995 as Chairman of the Board and Chief Executive Officer at an annual base salary of not less than $1,102,100, and then as Chairman of the Board and Chairman of the Executive Committee until November 1, 1998 at an annual base salary of not less than his average annual base salary for the three years ended December 31, 1995. Mr. Kogan has an agreement providing for his employment as President and Chief Operating Officer through September 30, 1995 at an annual base salary of not less than $779,000. Mr. Kogan's agreement provides that his employment is automatically extended on a yearly basis, but not beyond June 30, 2006, unless either he or the Corporation gives notice to terminate the agreement at least 30 days before its scheduled expiration date. Mr. D'Andrade has an agreement providing for his employment as an Executive Vice President through June 30, 1999 at an annual base salary of not less than $522,000. Mr. D'Andrade's agreement provides that his employment is automatically extended on a yearly basis, but not beyond November 30, 2003, unless he or the Corporation gives notice to terminate the agreement at least 30 days before its scheduled expiration date.

     Under each agreement, if the executive's employment is terminated (i) by reason of death or disability, (ii) by the Corporation without cause, or (iii) by the executive for good reason or within a 30-day period following the first anniversary of a change of control, he is generally entitled to (a) receive a lump sum equal to two times (I) his annual base salary and (II) the higher of his most recent incentive compensation and profit-sharing awards and the average of such awards for the three preceding years, and (b) continue in the Corporation's welfare benefit plans for three years. If the executive remains employed through the first anniversary of a change of control, the executive is entitled to a special bonus equal to (i) his annual base salary and (ii) the higher of his most recent incentive compensation and profit-sharing awards and the average of such awards for the three preceding years. If his employment terminates for any of the reasons enumerated above and the special bonus has not been paid, then his severance payment is increased by an amount equal to the special bonus. If his employment is terminated by reason of death or disability, the lump sum payment will equal the present value of the death or disability benefits payable under the Corporation's benefit plans and programs, if greater than the total severance payment otherwise payable under the employment agreement. A change of control is generally defined as (i) the acquisition of 20% or more of the Common Shares, (ii) a change in a majority of the Board of Directors, unless approved by the incumbent directors (other than as a result of a contested election) and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed. Additionally, each agreement provides for retirement benefits as described in the Pension Plan Table on page 11 and for an office and certain senior executive level services after retirement, including transportation for Mr. Luciano.

     Messrs. Conklin and Hiser have agreements with the Corporation that will trigger a period of employment of three years or to age 65, if sooner, upon a change of control or upon a termination of employment by the Corporation in anticipation of a change of control. A change of control is generally defined as
(i) the acquisition of 20% or more of the Common Shares, (ii) a change in a majority of the Board of Directors, unless approved by the incumbent directors (other than as a result of a contested election) and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. During the employment period the executive is entitled to receive an annual base salary at his highest rate during the twelve months prior to the change of control and an annual bonus equal to his highest bonus for the three years prior to the change of control. If the executive's employment is terminated during the employment period (i) by the Corporation other than for cause or disability or
(ii) by the executive for good reason or during a thirty-day period following the first anniversary of the change of control, he is entitled to receive a lump sum equal to three times (a) his annual base salary plus (b) his highest annual bonus during the preceding year and the three years prior to the change of control plus (c) his highest profit-sharing award during the three years prior to termination. However, if the executive will attain age 65 less than three years from his date of termination, he will receive a proportionately reduced amount. In the event of such a termination of employment, the executive is also entitled to (i) receive in a lump sum a supplemental pension amount based on three years of deemed employment after termination or to age 65, if sooner, and
(ii) continue in the Corporation's welfare benefit plans for three years or to age 65, if sooner. If any payment or distribution by the Corporation to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Corporation a payment on an after-tax basis equal to the excise tax imposed.

OPTION TABLES

     The following tables provide information with respect to stock options granted to or held by the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                   -------------------------------------------------------
                                   NUMBER OF                                                     GRANT DATE
                                   SECURITIES      % OF TOTAL                                      VALUE
                                   UNDERLYING    OPTIONS GRANTED                              ----------------
                                    OPTIONS      TO EMPLOYEES IN    EXERCISE    EXPIRATION       GRANT DATE
              NAME                 GRANTED(A)      FISCAL YEAR       PRICE         DATE       PRESENT VALUE(B)
- --------------------------------   ----------    ---------------    --------    ----------    ----------------
Robert P. Luciano...............     44,000            3.4%         $ 59.625      2/20/04         $850,080
Richard J. Kogan................     30,000            2.3            59.625      2/20/04          579,600
Hugh A. D'Andrade...............     10,890            0.8            59.625      2/20/04          210,395
Donald R. Conklin...............     10,900            0.8            59.625      2/20/04          210,588
Harold R. Hiser, Jr. ...........      9,345            0.7            59.625      2/20/04          180,545

- ---------------

(a) Options are for a term of 10 years and became exercisable after one year on February 21, 1995. The exercise price of the option is the market value of the Common Shares on the date of grant. Limited stock appreciation rights accompany the options and only become exercisable for a period of 30 days after the occurrence of a change of control. Although permitted under the plan, no standard stock appreciation rights were granted in tandem with the options.

(b) The grant date present value is derived by using the Black-Scholes option pricing model with the following assumptions: the average dividend yield for the three years ended December 31, 1993 (2.61%); volatility of the Common Shares based on monthly total returns for the three years ended December 31, 1993 (0.2006); an annualized risk-free interest rate of 7.0%; and an option term of ten years. If the named officers should realize the grant date values shown in the table, the equivalent value of the appreciation of all Common Shares of the Corporation outstanding on the grant date would be approximately $3.7 billion, of which the value of the named officers' options would be 0.05%. However, options will have no actual value unless, and only to the extent that, the price of the Common Shares appreciates from the grant date to the exercise date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                       OPTIONS AT FY-END                 AT FY-END
                               ACQUIRED ON     VALUE     ---------------------------   ---------------------------
            NAME                EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  -----------   ---------   -----------   -------------   -----------   -------------
Robert P. Luciano............     64,000     $1,883,000    176,000        124,000       $3,828,000     $3,622,500
Richard J. Kogan.............     50,000     1,437,500     120,000        110,000        2,610,000     3,421,250
Hugh A. D'Andrade............     10,000       375,000      70,900         90,890        1,766,488     3,146,544
Donald R. Conklin............     10,000       337,500      83,670         90,900        2,094,769     3,146,688
Harold R. Hiser, Jr. ........     44,788       979,737      91,700         89,345        2,443,188     3,124,334

                               PENSION PLAN TABLE

     The approximate total annual benefits payable upon retirement at age 65 in specified compensation and years of service classifications are shown in the following table.

    HIGHEST AVERAGE ANNUAL                                       APPROXIMATE ANNUAL BENEFIT
  COMPENSATION FOR ANY PERIOD                ------------------------------------------------------------------
OF 60 CONSECUTIVE MONTHS DURING               15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
 LAST 120 MONTHS OF EMPLOYMENT               OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE
- -------------------------------              ----------    ----------    ----------    ----------    ----------
           $800,000.......................    $ 280,000    $  320,000    $  360,000    $  400,000    $  440,000
          1,000,000.......................      350,000       400,000       450,000       500,000       550,000
          1,200,000.......................      420,000       480,000       540,000       600,000       660,000
          1,600,000.......................      560,000       640,000       720,000       800,000       880,000
          2,000,000.......................      700,000       800,000       900,000     1,000,000     1,100,000
          2,200,000.......................      770,000       880,000       990,000     1,100,000     1,210,000
          2,400,000.......................      840,000       960,000     1,080,000     1,200,000     1,320,000
          2,600,000.......................      910,000     1,040,000     1,170,000     1,300,000     1,430,000
          2,800,000.......................      980,000     1,120,000     1,260,000     1,400,000     1,540,000

     The table above reflects benefits on a life annuity basis and amounts payable are not subject to Social Security or other offset. Covered compensation consists of salary and bonus which, for the named executive officers, is shown in the Summary Compensation Table on page 8. The credited years of service as of December 31, 1994 for such named individuals are: Mr. Conklin (33 years); Mr. D'Andrade (13 years); Mr. Hiser (13 years); Mr. Kogan (12 years); and Mr. Luciano (16 years).

     Under his employment agreement referred to on page 9, Mr. Luciano is entitled to receive a minimum annual benefit of 55% of final average annual compensation upon retirement at or after age 62, and his wife is entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. If his employment is terminated at any time (a) by the Corporation without cause or for disability, (b) by him for good reason, or
(c) by him in the 30-day period immediately following the anniversary of a change of control, he would be entitled to receive a supplemental pension benefit determined as though he had continued in employment for three years following the date of termination. In the event of Mr. Luciano's death during the term of his employment agreement, his surviving spouse will be entitled to receive a supplemental pension benefit determined as though he had continued in employment for three years following the date of his death. Under their employment agreements referred to on page 9, each of Messrs. D'Andrade and Kogan is entitled to receive a minimum annual benefit of 55% of final average annual compensation upon retirement at or after age 62, and his wife is entitled to a minimum annual survivor's benefit of 45% of such final average annual compensation after his death. If either Mr. D'Andrade's or Mr. Kogan's employment is terminated at any time (a) by the Corporation without cause or for disability, (b) by him for good reason, or (c) by him in the 30-day period immediately following the anniversary of a change of control, he would be entitled to the same minimum annual pension and his wife would be entitled to the same minimum annual survivor's benefit as though he had retired at or after age 62. In the event of the death of Mr. D'Andrade or Mr. Kogan during the term of his employment agreement, his surviving spouse will be entitled to receive a minimum annual survivor's benefit of 45% of his final average annual compensation. Messrs. D'Andrade, Kogan and Luciano may elect to receive their supplemental pension benefits in various forms, including a lump sum.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   FOR THE FIVE YEARS ENDED DECEMBER 31, 1994

                                   SCHERING-       COMPOSITE
      MEASUREMENT PERIOD          PLOUGH COR-     PEER GROUP      S&P 500 IN-
    (FISCAL YEAR COVERED)          PORATION          INDEX            DEX
1989                                       100             100             100
1990                                       106             117              97
1991                                       161             180             126
1992                                       160             151             136
1993                                       177             141             150
1994                                       197             159             152

     The graph above assumes a $100 investment on December 31, 1989, and reinvestment of all dividends, in the Corporation's Common Shares, the S&P 500 Index, and a composite peer group of the following drug and health care companies: Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., The Upjohn Company, and Warner-Lambert Company. In prior years the peer group included American Cyanamid Company and Syntex Corporation. In 1994 both these companies were acquired and their stock ceased to be publicly traded.

                         COMPENSATION COMMITTEE REPORT

PRINCIPLES AND PROGRAM

     The Corporation's executive compensation program is fundamentally a pay for performance program. It is designed to:

     - target executive compensation at a level sufficient to ensure the Corporation's ability to attract and retain superior executives;

     - motivate those executives to advance shareholder interests with compensation plans that are tied to the Corporation's operating and market performance; and

     - provide a compensation package that balances individual contributions and overall business results.

     To meet those objectives, the program has both cash and equity elements -- base salary, an annual incentive bonus, and long-term equity-based compensation. In determining executive compensation, the Executive Compensation and Organization Committee (the "Committee") evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data, developed by established and independent compensation consultants, for companies which represent the Corporation's direct competitors for executive talent. The data includes information on those drug and health care companies within the peer index used in the performance graph in the proxy statement, other pharmaceutical and consumer products companies, including some for which public information is not available, and other industrial companies with which competition for executives exists. The selection of the Corporation's principal compensation consultant is ratified annually by the Committee.

     The Committee believes that executive compensation should serve the broader strategic goals of the Corporation and thereby promote the creation of long-term shareholder value.

CASH-BASED COMPENSATION

     SALARY -- The Committee assesses a number of factors in fixing the salary of the executive officers (including the five most highly compensated), such as the responsibility of the particular position, the individual's performance, the Corporation's overall financial performance, certain non-financial indicators of corporate performance, and the business and inflationary climate. In addition, in the case of executive officers with responsibility for a particular business unit, the Committee considers such unit's financial results. Non-financial indicators can include, among other things, strategic developments for which an executive officer has responsibility (such as acquisitions or product approvals and development), or managerial performance (such as succession planning, resource allocation and social responsibility). The evaluation of an executive's non-financial indicators is reflected in his performance rating, as is the case for all employees.

     Each year, the Committee reviews with the Chief Executive Officer his performance ratings of the other executive officers, and evaluates compensation levels against levels at the competitor companies. Established and independent compensation consultants are used to confirm that the salary levels at the Corporation are within the peer group range. To ensure that compensation policy for the top executive officers is consistent with overall Corporation results and executive compensation strategies, the Committee reviews the compensation awarded to the approximately 90 most highly compensated executives.

     Based on the Committee's evaluation of these same factors and the limitations of Section 162(m) of the Internal Revenue Code relating to the deductibility of certain executive compensation, Mr. Luciano, the Corporation's Chief Executive Officer, was awarded a base salary of $1,102,100 for 1994, reflecting the Committee's determination of a reasonable cost of living increase. Mr. Luciano is subject to a long-term employment contract. The Committee believes that given Mr. Luciano's record, his status in the industry, and his experience and leadership, such contract significantly benefits the Corporation and the shareholders by securing Mr. Luciano's services for the future and by encouraging him to focus on the long-term strategic interests of the Corporation.

     The Committee fixed the 1994 salaries of the Corporation's executive officers, including the Chief Executive Officer, to fall within a range above the median but below the high end of the salary levels at the competitor companies. In fixing salaries within these competitive ranges, the Committee considered the Corporation's overall financial performance and the non-financial indicators reflected in individual performance ratings, although no particular weighting was assigned to any specific corporate performance or other factor.

     ANNUAL INCENTIVE BONUS -- The Executive Incentive Plan, the Corporation's bonus plan, allows the Committee to make cash awards to the executive officers based on certain financial and non-financial indicators of corporate performance.

     In 1994 the shareholders approved the executive incentive bonus program, including performance goals, for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. This program provides that the amount of the cash incentive bonus that the Committee may award under the Executive Incentive Plan to these executive officers for any year is determined by a formula that measures the Corporation's actual pre-tax earnings, earnings per share growth, and return on equity for the year against corresponding performance goals established by the Committee. The performance goal for pre-tax earnings for any year is the Corporation's planned income before income taxes for such year as approved by the Committee. The performance goal for earnings per share growth for any year is the average of the First Call Corporation consensus projected earnings per share growth of the peer companies used to compile the performance graph in the proxy statement for their corresponding fiscal year.

The performance goal for return on equity for any year is the average return on equity of the peer group for the five consecutive years ending with the second year prior to the commencement of such year.

     The Committee has fixed specified percentages of base salary as target incentive bonus awards for the covered executive officers, and each performance goal has been assigned a one-third weighting toward the attainment of the target award. To the extent that actual earnings per share growth, return on equity and pre-tax earnings are equal to, greater than or less than, the corresponding performance goal, the actual cash incentive bonus award of a covered executive officer may be equal to, greater than or less than, his target award. Actual earnings per share, return on equity and pre-tax earnings are based upon amounts reported in the Corporation's financial statements in its Annual Report to shareholders, as adjusted for accounting changes and other special items set forth in the executive incentive bonus program and certified by the Corporation's independent auditors. The Committee may, in its discretion, reduce the amount of the incentive bonus award determined pursuant to the program formula when the Committee's consideration of other subjective factors, such as its judgment of an individual's performance, so warrants. However, the Committee may not increase the amount of any incentive bonus award determined pursuant to the program formula, and in no event may an incentive bonus award for any year to any covered executive officer exceed the maximum award specified in the program.

     In 1994 the Corporation met the pre-tax earnings goal and exceeded the earnings per share growth and return on equity goals. Pre-tax earnings increased by 13%, earnings per share before accounting changes grew by 14%, and return on equity equaled 58%. The Committee has certified that the performance goals and the other material terms of the executive incentive bonus program were satisfied for 1994. In accordance with the program formula Mr. Luciano received a bonus of $1,172,000 for 1994, which was greater than his target award. Also in accordance with the program formula the cash awards of the other covered executive officers were greater than their target awards.

     The amount of cash awards to the Corporation's executive officers who are not covered by the executive incentive bonus program also bears a significant relationship to corporate financial performance. The Committee awards bonuses to these executive officers based principally on the extent to which the performance goals described above are achieved, with the pre-tax earnings goal assigned a weighting of 35%, and the earnings per share growth and return on equity goals each assigned a 20% weighting. As in the case of the decisions concerning salary, in awarding a bonus to these executive officers the Committee also considers the non-financial factors reflected in the performance evaluation and described above under "Salary." Such non-financial factors, however, cannot constitute the basis for more than 25% of the target bonus award.

EQUITY-BASED COMPENSATION

     Under the Stock Incentive Plan, which was adopted pursuant to shareholder approval, the Committee may grant stock options and restricted stock awards to the executive officers and other key employees. The Committee believes that the Corporation's long-term equity-based compensation aligns the interest of the executive officers with that of the shareholders, as any appreciation in the price of the stock will benefit all shareholders commensurately, and particularly in the case of the restricted stock awards which are received by the executive officers over time. Additionally, the restricted stock awards, since they vest over a five-year period, can serve as an inducement for the officers to remain with the Corporation. The Committee targets awards of equity-based compensation to fall within a range above the median but below the high end of the equity-based compensation levels at the competitor companies and the average award during 1994 to the executive officers fell within such range.

     STOCK OPTIONS -- The Committee relies on a valuation of stock options provided by independent compensation consultants using as a basis for valuation the Black-Scholes methodology. Stock options are awarded with an exercise price equal to the market price at the time of grant, are first exercisable after one year and generally are exercisable for a term of ten years. The Committee sets guidelines for the size of stock option grants to each of the executive officers except for Mr. Luciano, and for Mr. Kogan, the Corporation's Chief Operating Officer, based on the performance evaluation and competitive compensation data used to determine salary. In the case of Messrs. Luciano and Kogan, because of their status as the Corporation's most senior officers and the important role they have in achieving overall corporate goals, the Committee in granting stock options to them sets no fixed guideline, but takes into consideration their total compensation package and competitive compensation data, overall corporate financial performance, Messrs. Luciano's and Kogan's role in attaining such results, and the number of options previously granted, although no particular weighting is assigned to any factor. The Committee does not consider any specific corporate performance goal in determining whether to grant stock options or the size of the grants. The actual value of any such options will depend entirely on the extent to which the Corporation's Common Shares shall have appreciated in value at the time the options are exercised. In 1994 the Committee granted Mr. Luciano 44,000 stock options, the same number of options granted in 1993, 1992 and 1991.

     RESTRICTED STOCK AWARDS -- In 1993 the Committee adopted the restricted stock award program, including performance goals, for certain senior executive officers, including the Chief Executive Officer and the other executive officers named in the proxy statement. This program requires that the vesting of any restricted stock award to a covered executive officer be made subject to the attainment of the performance goal for earnings per share growth or return on equity described above under "Cash-Based Compensation -- Annual Incentive Bonus" for the year in which the award is made. In setting the size of restricted stock awards for the covered executive officers, the Committee takes into account the applicable data and factors that the Committee considers in determining the size of stock option grants to such officers. The awards are assigned a dollar value based on the share price at the time the award is made. If the Corporation meets either one of the performance goals, the stock award vests and the shares are distributable ratably over five years. The Committee has certified that both of the performance goals were satisfied for 1994. In 1994 the Committee made a restricted stock award to Mr. Luciano for 26,000 shares, the same number of shares awarded in 1993, 1992 and 1991.

     The Committee sets guidelines for the size of restricted stock awards for the Corporation's executive officers who are not covered by the restricted stock award program based on the performance evaluation and competitive compensation data used to determine salary. These awards are not subject to a vesting condition. The awards are assigned a dollar value based on the share price at the time the award is made and are distributable ratably over five years.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers for 1994 and thereafter. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee has restructured the annual incentive bonus and long-term equity-based compensation programs for its most senior executives so that such bonuses and restricted stock awards should constitute qualifying performance-based compensation under Section 162(m). However, the Internal Revenue Service has not yet promulgated final regulations interpreting Section 162(m), and the Committee recognizes that unanticipated future events, such as a change of control of the Corporation or a change in executive personnel, could result in a disallowance of compensation deductions under Section 162(m). Moreover, the Committee may from time to time award compensation that is non-deductible under Section 162(m) when in the exercise of the Committee's business judgment such award would be in the best interests of the Corporation.

                                          EXECUTIVE COMPENSATION AND
                                          ORGANIZATION COMMITTEE

                                            James Wood, Chairman
                                            H. Barclay Morley
                                            Richard de J. Osborne
                                            William A. Schreyer
                                            R. J. Ventres

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Finance and Audit Committee, the Board of Directors has designated Deloitte & Touche LLP to audit the books and accounts of the Corporation for the year ending December 31, 1995, and will offer a resolution at the meeting to ratify the designation. Deloitte & Touche LLP has been the principal auditor of the Corporation since the Corporation was formed in 1970. Representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

                                 OTHER BUSINESS

     The By-laws of the Corporation provide a formal procedure for bringing business before the Meeting. A shareholder proposing to present a matter before the Meeting is required to deliver to the Secretary of the Corporation, not less than 30 nor more than 60 days prior to the Meeting (or in the event that less than 40 days' notice or prior public disclosure of the date of the Meeting is given or made, not later than the close of business on the 10th day following such notice or disclosure), a notice with a brief description of the business desired to be brought, the name and address of the shareholder and the number of shares of the Corporation's stock the shareholder beneficially owns, and any material interest of the shareholder in such business. If such procedures are not complied with, the proposed business shall not be transacted at the Meeting.

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                      1996 ANNUAL MEETING OF SHAREHOLDERS

     If any shareholder intends to present a proposal for consideration at the 1996 Annual Meeting of Shareholders, such proposal must be received by the Corporation not later than November 25, 1995 for inclusion in the Corporation's proxy statement for such meeting.

[Logo]
SCHERING-PLOUGH CORPORATION
One Giralda Farms
Madison, NJ 07940

                         NOTICE OF ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD APRIL 25, 1995

Dear Shareholder:

    The Annual Meeting of Shareholders of Schering-Plough Corporation (the "Corporation") will be held at the offices of the Corporation, Galloping Hill Road, Kenilworth, New Jersey, on Tuesday, April 25, 1995, at 2:00 p.m. to:

   1. Elect five directors for terms of three years;
   2. Act upon the ratification of the designation of Deloitte & Touche LLP to audit the books and accounts of the Corporation for 1995; and
   3. Transact such other business as may properly come before the meeting.

   Only holders of record of Common Shares at the close of business on March 3, 1995 will be entitled to vote at the meeting, or any adjournment or postponement thereof.

   To be sure that your vote is counted, we urge you to complete and sign the proxy voting instructions below, detach it from this letter, and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Corporation in reducing the expense of additional proxy solicitation.

   If you plan to attend the Annual Meeting in person, detach and bring this letter to the meeting as an admission ticket for you and your guests.

                                              Kevin A. Quinn
                                              Secretary
March 24, 1995
                            Detach Proxy Card Here
- -------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors    FOR all nominees            WITHHOLD AUTHORITY to vote              *EXCEPTIONS
                            listed below         X      for all nominees listed below.    X                     X

Nominees: Hugh A. D'Andrade, Richard J. Kogan, Richard de J. Osborne, William A. Schreyer, R. J. Ventres
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
           ---------------------------------------------------------------------

2. Ratification of Designation of Independent Auditors


       FOR     x      AGAINST      x        ABSTAIN        x

This proxy will be voted FOR items 1 and 2, unless instructions to the contrary are indicated.

Address change and/or
comments please mark here.                x

(Please sign exactly as name or names appear hereon.
Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

Dated:                                              , 1995
      ----------------------------------------------

- ----------------------------------------------------------
                        Signature

- ----------------------------------------------------------
                        Signature

Votes MUST be indicated
(x) in Black or Blue ink.

Please sign, date and return the proxy card promptly using the enclosed envelope.

                                ADMISSION TICKET
                          SCHERING-PLOUGH CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                          APRIL 25, 1995 AT 2:00 P.M.
                              GALLOPING HILL ROAD
                             KENILWORTH, NEW JERSEY

- -------------------------------------------------------------------------------

                       SCHERING-PLOUGH CORPORATION -- PROXY

                         SOLICITED BY BOARD OF DIRECTORS
                                       FOR
                   ANNUAL MEETING OF SHAREHOLDERS--APRIL 25, 1995

   The undersigned appoints HUGH A. D'ANDRADE, RICHARD J. KOGAN, AND ROBERT P. LUCIANO, or any one or more of them, attorneys and proxies with power of substitution to vote all of the Common Shares of SCHERING-PLOUGH CORPORATION standing in the name of the undersigned at the Annual Meeting of Shareholders on April 25, 1995, and at all adjournments or postponements thereof, upon the matters set forth in the Notice and Proxy Statement of said meeting, receipt of which is acknowledged.
   The shares represented by this proxy will be voted as directed by the Shareholder. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU MAY SIGN ON THE REVERSE SIDE AND MAIL IN THE ENVELOPE PROVIDED. If no direction is given, shares will be voted FOR items 1 and 2. Specific choices may be made on the reverse side.

               (Continued and to be signed on the reverse side)

                                            SCHERING-PLOUGH CORPORATION
                                            P.O. BOX 11371
                                            NEW YORK, N.Y. 10203-0371